Riley Permian Reports Fiscal First Quarter 2022 Financial and Operating Results

OKLAHOMA CITY, February 14, 2022 -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian" or the "Company"), today reported financial and operational results for the fiscal first quarter ended December 31, 2021.

HIGHLIGHTS FOR THE FISCAL FIRST QUARTER ENDING DECEMBER 31, 2021

•Increased total production by 31% to 9.9 MBoe per day (73% oil) for the fiscal first quarter 2022, as compared to fiscal first quarter 2021
•Reported net income of $21.4 million with income from operations of $33.4 million
•Generated $27.1 million of Adjusted EBITDAX(1), $21.7 million of operating cash flows and $13.9 million of Adjusted Net Income(1)
•Incurred total capital expenditures of $20.7 million
•Realized a Cash Margin(1) of $46.09 per Boe before derivative settlements or $28.58 per Boe after derivative settlements
•Declared dividends of $0.31 per share for a total of $6.1 million

“Riley Permian completed another strong fiscal quarter with continued growth across operating and financial metrics”, said Bobby Riley, Riley Permian’s Chairman and CEO. “The Company delivered production at the high-end of guidance and improved overall margins from the prior quarter. We made significant progress during the quarter on our EOR pilot project and plan to begin water injection in this fiscal second quarter, with CO2 injected scheduled to begin later in summer 2022. Carbon capture projects remain a priority for our team, where we’re having good engagement, navigating the various requirements to make a good project.”

___________________
(1)Non-GAAP financial measure, which is defined and reconciled below.

Selected Operating and Financial Data
(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31, (1)
	2021	2020	2021	2020
Select Financial Data (in thousands):
Oil and natural gas sales, net	$56,650	$22,414	$182,872	$67,048
Net income (loss)	$21,398	$(7,941)	$(36,328)	$34,044
Adjusted EBITDAX(2)	$27,074	$19,737	$97,274	$68,494

Production Data, net:
Oil (MBbls)	669	547	2,462	2,084
Natural gas (MMcf)	844	461	2,985	1,711
Natural gas liquids (MBbls)	105	74	411	277
Total (MBoe)	915	698	3,371	2,646

Daily combined volumes (Boe/d)	9,940	7,583	9,237	7,229
Daily oil volumes (Bbls/d)	7,271	5,945	6,744	5,694

Average Realized Prices:
Oil ($ per Bbl)	$75.67	$40.41	$67.00	$32.73
Natural gas ($ per Mcf)(3)	3.20	0.26	3.38	(0.57)
Natural gas liquids ($ per Bbl)(3)	31.64	2.54	19.08	(0.67)
Total average price ($ per Boe)	$61.94	$32.12	$54.24	$25.35

Average Realized Prices, including the effects of derivative settlements(4):
Oil ($ per Bbl)	$54.05	$49.87	$52.55	$47.85
Natural gas ($ per Mcf)(3)(5)	1.37	0.26	2.74	(0.57)
Natural gas liquids ($ per Bbl)(3)(5)	31.64	2.54	19.08	(0.67)
Total average price ($ per Boe)	$44.43	$39.53	$43.14	$37.27

Cash Costs ($ per Boe)(2)	$15.85	$13.01	$15.60	$13.47
Cash Margin ($ per Boe)(2)	$46.09	$19.11	$38.64	$11.88
Cash Margin, including derivative settlements ($ per Boe)(2)	$28.58	$26.52	$27.52	$23.80

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(1)Calculated by adding the results of our fiscal year ended September 30 plus the three months ended December 31 less the prior three months ended December 31.
(2)Non-GAAP financial measure, which is defined and reconciled below.
(3)The Company's natural gas and NGL sales are presented net of gathering, processing and transportation fees which at times exceed the price received and result in negative average prices.
(4)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of its commodity derivative contracts. These gains (losses) are included under other income and expense on the Company’s consolidated statement of operations.
(5)During the three and twelve months ended December 31, 2021 and 2020, the Company did not have any NGL derivative contracts in place. During the three and twelve months ended December 31, 2020, the Company did not have any natural gas derivative contracts in place.

OPERATIONS UPDATE
Riley Permian increased production by 31% to 9.9 MBoe per day for the three months ended December 31, 2021, as compared to the same period in 2020, or by 4% quarter-over-quarter compared to fiscal fourth quarter 2021. The Company brought online 5 gross (4.1 net) horizontal wells during the fiscal first quarter of 2022. Production increased by 28% to 9.2 MBoe per day for the twelve months ended December 31, 2021, as compared to the same period in 2020.

FINANCIALS UPDATE
The Company reported net income (loss) of $21.4 million and $(36.3) million and operating income of $33.4 million and $86.5 million for the three months and twelve months ended December 31, 2021, respectively. The Company generated Adjusted EBITDAX(1) of $27.1 million and $97.3 million for the three months and twelve months ended December 31, 2021, respectively. Additionally, the Company had operating cash flow from continuing operations of $21.7 million and Free Cash Flow(1) of $(7.4) million for the three months ended December 31, 2021.

Fiscal first quarter 2022 average realized prices, before derivative settlements were $75.67 per barrel of oil, $3.20 per Mcf of natural gas and $31.64 per barrel of natural gas liquids, resulting in a total equivalent price, before derivative settlements, of $61.94 per Boe. Adjusted for derivative settlements, total equivalent price was $44.43 per Boe, corresponding to realized derivative losses of $17.51 per Boe or $16.0 million.
Riley Permian's total Cash Costs(1) for the fiscal first quarter of 2022 were $15.85 per Boe, representing an increase of $0.47 per Boe or 3% compared to the fiscal fourth quarter of 2021. Fiscal first quarter Cash Costs(1) included lease operating expense (“LOE”) of $8.11 per Boe, production and ad valorem taxes of $3.28 per Boe, cash G&A expenses(1) of $3.48 per Boe and interest expense of $0.98 per Boe. LOE increased by 24% on a per unit basis to $8.11 per Boe for the three months ended December 31, 2021, as compared to the same period in 2020, or by 26% on a per unit basis quarter-over-quarter compared to fiscal fourth quarter 2021. Per unit increases in LOE can be attributed to higher than anticipated workover activity on disposal wells during the fiscal first quarter 2022 as well as increased costs for recurring operating expense components such as chemicals and electricity. Cash G&A expenses(1) decreased by 29% on a per unit basis to $3.48 per Boe for the fiscal first quarter 2022 compared to fiscal fourth quarter 2021, while interest expense decreased by 10% on a per unit basis to $0.98 per Boe for the fiscal first quarter 2022 compared to fiscal fourth quarter 2021.The Company realized a fiscal first quarter 2022 Cash Margin(1) of $46.09 per Boe before derivative settlements or $28.58 per Boe after derivative settlements.
The Company had $20.0 million in accrual basis drilling, completions and facility capital expenditures, $6.3 million of which relates to our EOR project, during the fiscal first quarter 2022. Including additions to leasehold and other property and equipment, the Company had $20.7 million in total accrued capital expenditures for the three months ended December 31, 2021, which compares to the Company’s previously released guidance of $26 million to $32 million. The lower than anticipated accrued capital expenditures can be attributed to development activity timing differences falling outside of the quarter. On a cash basis, the Company had total capital expenditures of $29.1 million for the three months ended December 31, 2021.

During the fiscal first quarter 2022, the Company paid common dividends of $0.31 per share or $6.1 million in total. Subsequent to the quarter end, the Company paid common dividends of $0.31 per share during February 2022.

As of February 9, 2022, we had $68 million drawn and $107 million of availability on our credit facility.

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(1)Non-GAAP financial measure, which is defined and reconciled below.

FISCAL SECOND QUARTER OUTLOOK AND GUIDANCE
Based on current market conditions, the Company forecasts fiscal second quarter 2022 accrued capital expenditures before acquisitions to total approximately $26 million to $32 million. This total includes estimates of (i) $20 million to $24 million for drilling and completions (operated and anticipated non-operated), capital workovers, infrastructure, minor additions to land and existing working interests, and (ii) $6 million to $8 million for our EOR program. Consistent with the prior quarter, the Company forecasts a larger weighting of capital spending during the first half of fiscal 2022.

Riley Permian forecasts fiscal second quarter 2022 oil production to average 7.25 MBbls per day to 7.50 MBbls per day. Based on historical averages, oil production could represent approximately 73% of total equivalent production. However, during the fiscal second quarter of 2022, the Company’s primary midstream gas gathering & processing partner is planning a temporary shutdown of their primary plant as part of an overall capacity expansion project, which will impact sales of natural gas and NGLs. Following completion of such expansion, the Company will enjoy a larger volume of contractual, firm capacity, which should lead to increased sales for gas and NGLs and reduced flaring. However, giving the interim uncertainty as to the exact duration of such shutdown and the impact on Company gas and NGL sales, the Company is providing a wider range of total equivalent production guidance of 9.4 MBoe per day to 10.0 MBoe per day for the fiscal second quarter of 2022.

The Company forecasts second fiscal quarter of 2022 LOE of approximately $6.5 million to $8.0 million and cash G&A expenses(1) of approximately $3.5 million to $4.5 million (excluding share-based and unit-based compensation expense, shown after the effect of gross profit from contract services derived from management services agreements).

CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on February 15, 2022 at 10:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•U.S./Canada Toll Free, (888) 330-2214
•International, +1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). A replay of the call will be available until March 1, 2022 by calling:
•(800) 770-2030 or (647) 362-9199
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information please visit www.rileypermian.com.

____________________
(1)Non-GAAP financial measure, which is defined above.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward- looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; the scope, duration, and reoccurrence of any epidemics or pandemics (including, specifically, the coronavirus disease 2019 (COVID-19) pandemic and any related variants), including reactive or proactive measures taken by governments, regulatory agencies and businesses related to the pandemic, and the effects of COVID-19 on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions and divestitures; the risk that the Company's EOR project may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; inability to prove up undeveloped acreage and maintain production on leases; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by regulation or legislation; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; risks related to litigation; evolving geopolitical and military hostilities in other areas of the world; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended September 30, 2021 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Source: Riley Exploration Permian, Inc.

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31, 2021	September 30, 2021
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$8,317	$17,067
Accounts receivable	18,002	17,473
Accounts receivable - related parties	—	456
Prepaid expenses and other current assets	4,902	1,730
Current derivative assets	83	—
Total current assets	31,304	36,726
Oil and natural gas properties, net (successful efforts)	359,131	345,797
Other property and equipment, net	3,174	3,183
Non-current derivative assets	267	106
Other non-current assets, net	2,293	2,419
Total Assets	$396,169	$388,231
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$7,737	$12,234
Accounts payable - related parties	164	—
Accrued liabilities	12,874	19,355
Revenue payable	11,370	9,008
Current derivative liabilities	30,984	42,144
Other current liabilities	947	874
Total Current Liabilities	64,076	83,615
Non-current derivative liabilities	9,515	8,932
Asset retirement obligations	2,261	2,306
Revolving credit facility	65,000	60,000
Deferred tax liabilities	17,384	11,628
Other non-current liabilities	95	60
Total Liabilities	158,331	166,541
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 19,836,885 and 19,672,050 shares issued and outstanding at December 31, 2021 and September 30, 2021, respectively	20	20
Additional paid-in capital	271,737	270,837
Accumulated deficit	(33,919)	(49,167)
Total Shareholders' Equity	237,838	221,690
Total Liabilities and Shareholders' Equity	$396,169	$388,231

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31, (1)
	2021	2020	2021	2020
	(In thousands, except per share/unit amounts)
Revenues:
Oil and natural gas sales, net	$56,650	$22,414	$182,872	$67,048
Contract services - related parties	600	600	2,400	3,350
Total Revenues	57,250	23,014	185,272	70,398
Costs and Expenses:
Lease operating expenses	7,419	4,568	24,826	19,082
Production and ad valorem taxes	3,005	1,289	10,352	4,210
Exploration costs	611	424	9,753	9,620
Depletion, depreciation, amortization and accretion	6,867	5,990	26,892	21,834
General and administrative:
Administrative costs	3,633	2,445	15,155	10,052
Unit-based compensation expense	—	413	276	1,223
Share-based compensation expense	951	—	7,055	—
Cost of contract services - related parties	150	148	479	483
Transaction costs	1,258	1,049	3,941	2,481
Total Costs and Expenses	23,894	16,326	98,729	68,985
Income From Operations	33,356	6,688	86,543	1,413
Other Income (Expense):
Interest expense	(896)	(1,235)	(4,195)	(5,168)
Gain (loss) on derivatives	(5,193)	(13,909)	(80,479)	38,002
Total Other Income (Expense)	(6,089)	(15,144)	(84,674)	32,834
Net Income (Loss) from Continuing Operations Before Income Taxes	27,267	(8,456)	1,869	34,247
Income tax benefit (expense)	(5,869)	515	(19,400)	(203)
Net Income (Loss) from Continuing Operations	21,398	(7,941)	(17,531)	34,044
Discontinued Operations:
Loss from discontinued operations	—	—	(18,738)	—
Income tax expense on discontinued operations	—	—	(59)	—
Loss on Discontinued Operations	—	—	(18,797)	—
Net Income (Loss)	21,398	(7,941)	(36,328)	34,044
Dividends on preferred units	—	(917)	(574)	(3,588)
Net Income (Loss) Attributable to Common Shareholders/Unitholders	$21,398	$(8,858)	$(36,902)	$30,456
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(1)Calculated by adding the results of our fiscal year ended September 30 plus the three months ended December 31 less the prior three months ended December 31.

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,
	2021	2020
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$21,398	$(7,941)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Oil and gas lease expirations	588	424
Depletion, depreciation, amortization and accretion	6,867	5,990
Loss on derivatives	5,193	13,909
Settlements on derivative contracts	(16,014)	5,173
Amortization of deferred financing costs	282	155
Unit-based compensation expense	—	413
Share-based compensation expense	951	—
Deferred income tax expense (benefit)	5,756	(515)
Changes in operating assets and liabilities:
Accounts receivable	(529)	(397)
Accounts receivable – related parties	456	(258)
Prepaid expenses and other current assets	(3,172)	(39)
Other non-current assets	—	1
Accounts payable and accrued liabilities	(2,625)	(385)
Accounts payable – related parties	164	—
Income taxes payable	113	—
Revenue payable	2,362	95
Advances from joint interest owners	—	(2)
Advances from related parties	—	570
Other liabilities	(63)	—
Net Cash Provided By Operating Activities	21,727	17,193
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(29,011)	(9,389)
Additions to other property and equipment	(117)	(318)
Net Cash Used In Investing Activities	(29,128)	(9,707)
Cash Flows from Financing Activities:
Deferred financing costs	(274)	(52)
Proceeds from revolving credit facility	5,000	2,000
Repayment under revolving credit facility	—	(5,500)
Payment of common share/unit dividends	(6,056)	(3,717)
Common stock repurchased for tax withholding	(19)	—
Net Cash Used in Financing Activities	(1,349)	(7,269)
Net Increase (Decrease) in Cash and Cash Equivalents	(8,750)	217
Cash and Cash Equivalents, Beginning of Period	17,067	1,660
Cash and Cash Equivalents, End of Period	$8,317	$1,877

DERIVATIVE CONTRACTS
The following table summarizes the open financial derivatives as of February 11, 2022, related to oil and natural gas production. Derivative positions in the table for calendar Q1 2022 are as of December 31, 2021(1).

		Weighted Average Price
Calendar Quarter	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q1 2022	345,000	$57.47	$—	$—
Q2 2022	345,000	$57.47	$—	$—
Q3 2022	270,000	$56.03	$—	$—
Q4 2022	270,000	$56.03	$—	$—
Q1 2023	225,000	$53.65	$—	$—
Q2 2023	195,000	$53.89	$—	$—
Q3 2023	150,000	$52.58	$—	$—
Q4 2023	150,000	$52.58	$—	$—

Natural Gas Swaps (Mcf)
Q1 2022	360,000	$3.26	$—	$—
Q2 2022	540,000	$3.26	$—	$—
Q3 2022	540,000	$3.26	$—	$—
Q4 2022	540,000	$3.26	$—	$—

Oil Collars (Bbl)
Q1 2022	90,000	$—	$35.00	$42.63
Q2 2022	90,000	$—	$35.00	$42.63
Q3 2022	117,000	$—	$37.31	$59.43
Q4 2022	90,000	$—	$35.00	$42.63
Q1 2024	3,000	$—	$50.00	$88.00

Oil Basis (Bbl)
Q1 2022	240,000	$0.41	$—	$—
Q2 2022	240,000	$0.41	$—	$—
Q3 2022	240,000	$0.41	$—	$—
Q4 2022	240,000	$0.41	$—	$—
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(1)Q1 2022 derivative positions shown include January and February 2022 contracts, some of which have settled as of February 11, 2022.

NON-GAAP MEASURES
The Company presents certain non-GAAP financial measures to supplement its financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures include Adjusted Net Income, Adjusted EBITDAX, Cash G&A, Cash Costs and Cash Margin and Free Cash Flow. A reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure is presented below.
We believe that these non-GAAP measures presented, in conjunction with our financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the Company’s performance. We use these non-GAAP measures to compare our financial and operating performance with that of other companies in the oil and natural gas industry as well as our financial and operating performance for current and historical periods. These non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures, such as net income (loss), operating income (loss), total costs and expenses, general and administrative expenses or net cash provided by operating activities or any other GAAP measure of financial position or results of operations.
As not all companies use the same calculation, our non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Income: We define Adjusted Net Income as net income (loss) plus loss on discontinued operations, non-cash (gain) loss on derivative contracts, transaction costs, income tax expense related to our change in tax status and the associated changes in estimated income tax. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by investors as well as our management team. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis. The following table provides a reconciliation of Net Income (Loss) to Adjusted Net Income for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited, In thousands)
Net income (loss)	$21,398	$(7,941)	$(36,328)	$34,044
Loss on discontinued operations	—	—	18,797	—
Non-cash loss (gain) on derivatives	(10,821)	19,082	42,988	(6,471)
Transaction costs and other	1,303	1,049	4,246	2,873
Income tax expense from change in tax status	—	—	13,581	—
Tax effect of adjustments(1)	2,046	—	(14,197)	—
Adjusted Net Income	$13,926	$12,190	$29,087	$30,446
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(1)Computed by applying a combined federal and state statutory rate of 21.5% effective as of December 31, 2021. The Company was a flow-through entity for federal and state income tax purposes for the three and twelve months ended December 31, 2020.

Adjusted EBITDAX: We define Adjusted EBITDAX as net income (loss) adjusted for loss on discontinued operations, exploration expense, depletion, depreciation, amortization and accretion, equity-based compensation expense, interest expense, non-cash (gain) loss on commodity derivative contracts, income taxes, and transaction costs. We believe Adjusted EBITDAX is useful to investors because it provides an effective way to evaluate our operating performance and compare the results of our operations from period to period as well as to other companies in the oil and natural gas industry without regard to our financing methods or capital structure. The following table provides a reconciliation from the GAAP measure of Net income (loss) to Adjusted EBITDAX.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited, In thousands)
Net income (loss)	$21,398	$(7,941)	$(36,328)	$34,044
Loss on discontinued operations	—	—	18,797	—
Exploration costs	611	424	9,753	9,620
Depletion, depreciation, amortization and accretion	6,867	5,990	26,892	21,834
Unit-based compensation expense	—	413	276	1,223
Share-based compensation expense	951	—	7,055	—
Interest expense	896	1,235	4,195	5,168
Non-cash loss (gain) on derivatives	(10,821)	19,082	42,988	(6,471)
Income tax expense (benefit)	5,869	(515)	19,400	203
Transaction costs and other	1,303	1,049	4,246	2,873
Adjusted EBITDAX	$27,074	$19,737	$97,274	$68,494

Cash G&A: Cash G&A is defined as general and administrative expense less share-based and unit-based compensation and contract services–related parties revenue plus cost of contract services–related parties. We believe Cash G&A is used by analysts and others in valuation, comparison and investment recommendations of companies in our industry to allow for analysis of cash G&A spend without regard to equity based compensation programs or amounts related to contract services. Administrative costs exclude share-based and unit-based compensation as those expenses are presented separately as components of general and administrative expense on our statement of operations. The following table provides a calculation for Cash G&A for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited, In thousands)
Administrative costs	$3,633	$2,445	$15,155	$10,052
Plus: Costs of contract services - related parties	150	148	479	483
Less: Contract services revenues - related parties	(600)	(600)	(2,400)	(3,350)
Total Cash G&A	$3,183	$1,993	$13,234	$7,185

Cash Costs and Cash Margin per Boe: Cash Costs is a non-GAAP financial measure that we use as an indicator of our total cash-based cost of production and operations. We define “Cash Costs” as lease operating expenses plus production and ad valorem taxes, cash G&A, and interest expense. Management believes that Cash Costs is an important financial measure for use in evaluating the Company’s operating and financial performance and for comparison to other companies in the oil and natural gas industry. We believe this is a useful measure for investors in evaluating our results against other oil and natural gas companies. Cash Costs should be considered in addition to, rather than as a substitute for, Total Costs and Expenses. The following table provides a calculation for Cash Costs and Cash Margin for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited, In thousands, except per Boe amounts)
Cash Costs:
Lease operating expenses	$7,419	$4,568	$24,826	$19,082
Production and ad valorem taxes	3,005	1,289	10,352	4,210
Cash G&A(1)	3,183	1,993	13,234	7,185
Interest expense	896	1,235	4,195	5,168
Total Cash Costs	$14,503	$9,085	$52,607	$35,645

Total Production (MBoe)	915	698	3,371	2,646

Cash Margin ($ per Boe):
Total average realized price ($ per Boe)	$61.94	$32.12	$54.24	$25.35
Less:
Lease operating expenses	8.11	6.54	7.36	7.21
Production and ad valorem taxes	3.28	1.85	3.07	1.59
Cash G&A(1)	3.48	2.85	3.93	2.72
Interest expense	0.98	1.77	1.24	1.95
Total Cash Costs per Boe	15.85	13.01	15.60	13.47
Cash Margin per Boe	$46.09	$19.11	$38.64	$11.88

Settlements on derivatives ($ per Boe)	(17.51)	7.41	(11.12)	11.92
Cash Margin per Boe, including derivative settlements	$28.58	$26.52	$27.52	$23.80
______________________
(1)A non-GAAP financial measure which is reconciled above.

Free Cash Flow: Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities and generate excess cash for other corporate purposes. We define Free Cash Flow as Net Cash Provided by Operating Activities, less capital expenditures before acquisitions. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. The following table provides a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the periods indicated:

	Three Months Ended December 31,
	2021	2020
	(Unaudited, In thousands)
Net Cash Provided by Operating Activities	$21,727	$17,193
Additions to oil and natural gas properties	(29,011)	(9,389)
Additions to other property and equipment	(117)	(318)
Free Cash Flow	$(7,401)	$7,486